UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a Party other than the Registrant  ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

AEROJET ROCKETDYNE HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

COMMITTEE FOR AEROJET ROCKETDYNE SHAREHOLDERS AND VALUE MAXIMIZATION

comprised of the following individuals

speaking individually and not as or on behalf of the company:

GAIL BAKER

MARION C. BLAKEY

MAJ. GEN. CHARLES F. BOLDEN, USMC (RET.)

GENERAL KEVIN P. CHILTON, USAF (RET.)

THOMAS A. CORCORAN

EILEEN P. DRAKE

DEBORAH LEE JAMES

GENERAL LANCE W. LORD, USAF (RET.)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

The Committee for Aerojet Rocketdyne Shareholders and Value Maximization (the “Committee”) is disclosing the following investor update, which is also available at https://maximizeajrdvalue.com/, as additional soliciting materials.

Correcting the Many Misstatements and Fabrications in the Lichtenstein / Steel Report June 10th, 2022 Important: These materials are provided by Eileen P. Drake, General Kevin Chilton, USAF (Ret.), General Lance Lord, USAF (Ret.) and Thomas Corcoran on their own behalf, and not on behalf of Aerojet Rocketdyne Holdings, Inc.

Important Information, Forward Looking Statements and Non-GAAP Measures These materials are provided by Eileen P. Drake, General Kevin Chilton, USAF (Ret.), General Lance Lord, USAF (Ret.) and Thomas Corcoran (the “Non-Steel Directors”) on their own behalf, and not on behalf of Aerojet Rocketdyne Holdings, Inc. (the “Company”). On June 1, 2022, the Non-Steel Directors filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the Company’s special meeting of stockholders. Stockholders are advised to read the proxy statement because it contains important information. Stockholders may obtain a free copy of the proxy statement, any amendments or supplements to the proxy statement and other documents that the Non-Steel Directors file with the SEC from the SEC’s website at www.sec.gov. These materials contain certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. Such statements in these materials are based on current expectations and are subject to risks, uncertainty and changes in circumstances, which could cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. All statements contained herein that are not clearly historical in nature are forward-looking and the words “believe,” “could,” “expect,” and similar expressions are generally intended to identify forward-looking statements. A variety of factors could cause actual results or outcomes to differ materially from those expected and expressed in the forward-looking statements. Financial data presented is derived from audited financial statements. These materials also contains non-GAAP financial measures. A reconciliation of these financial measures to the nearest GAAP measure is included in these materials.

Aerojet's Value Creation Has Been Driven Mainly by Ms. Drake, Not Mr. Lichtenstein

Mr. Lichtenstein's presentation included a slide touting value creation during his tenure…



500%
400%
300%
200%
100%
0%
-100%
-200%
March 5, 2008: Mr. Lichtenstein joins the Board as a director. The stock closed at $11 per share.
June 1, 2015: Eileen Drake is appointed CEO of AJRD. The stock closed at $20 per share
December 20, 2020: Aerojet Rocketdyne announces merger with Lockheed for $56 per share. On the prior trading day, the stock closed at $42.
+94%
+193%
Mar-08
Mar-09
Mar-10
Mar-11
Mar-12
Mar-13
Mar-14
Mar-15
Mar-16
Mar-17
Mar-18
Mar-19
Mar-20
Mar-21

When in fact…

- More than two-thirds of the value generated during Mr. Lichtenstein's tenure was created <u>after</u> Ms. Drake became CEO
- Of the 287% TSR since Mr. Lichtenstein joined the Board in March 2008 (~10% CAGR), ~193% was created after Ms. Drake became CEO in June 2015 (~17% CAGR)

Source: FactSet, Steel Partners' investor presentation title *The Path to Improved Value Creation at Aerojet Rocketdyne* (page 49)

1

Mr. Tucker Does Not Have the Experience or Expertise to Serve as Aerojet’s CEO Mr. Lichtenstein’s presentation included a slide touting Mr. Tucker as a great CEO candidate… When in fact… • Mr. Tucker spent the last 2 years since leaving Aerojet Rocketdyne as a consultant to a Steel Partners affiliate • He has not been hired by any company as an executive since leaving Aerojet Rocketdyne • He has also never served as a director of any public company • While Mr. Tucker had been with the Company since 2013, the Board conducted an external CEO search in 2015 and ultimately hired Ms. Drake. Mr. Tucker was never considered by the Board Source: Steel Partners’ investor presentation titled The Path to Improved Value Creation at Aerojet Rocketdyne (page 27) 2

After Serving on the Board for 16 Years, Mr. Lichtenstein Now Has a “Plan” for Aerojet Rocketdyne Mr. Lichtenstein’s presentation included a slide touting his “plan” to create value… When in fact… • Mr. Lichtenstein has never presented a strategic plan to the Board during his time as a director, and has collected ~$7mm per year as Executive Chair without proposing a plan • Releasing $150 million of excess working capital is not an “operational improvement” • The Board and the Independent Slate have previously identified potential real estate assets that could be monetized • Mr. Lichtenstein’s plan includes a mysterious 3x multiple expansion with no basis or support Source: Steel Partners’ investor presentation titled The Path to Improved Value Creation at Aerojet Rocketdyne (page 33) 3

Mr. Lichtenstein’s Stewardship of the Company’s Pension Fund Has Been Disastrous Mr. Lichtenstein’s presentation attempts to blame Ms. Drake for deterioration in the pension… When in fact… • Since Mr. Lichtenstein began overseeing the Company’s pension fund in 2008 on the Benefits Management Committee, the fund has deteriorated from an overfunded position of over $60 million to a currently underfunded position of over ($200 million) And Mr. Lichtenstein has continued to avoid an audit of the pension fund Source: Steel Partners’ investor presentation titled The Path to Improved Value Creation at Aerojet Rocketdyne (page 88), JX-0710 (pages 1 and 2) 4

In His Presentation, Mr. Lichtenstein Confirms That He Does Not Understand AJRD’s Business Why are they using a picture of a Russian rocket? Do Mr. Lichtenstein and Mr. Tucker want to “save Aerojet” with Russian rockets rather than Aerojet Rocketdyne products? Should someone that out of touch with the business really be leading the company? Source: Steel Partners’ investor presentation titled The Path to Improved Value Creation at Aerojet Rocketdyne (page 48) 5 5

Mr. Lichtenstein's Slate Consists of Selected "Friends" Who Lack Relevant Experience and/or Independence


THE CHAIRMAN'S REFRESHED SLATE
INCUMBENT NOMINEES
Warren Lichtenstein
Martin Turchin
NEW AND INDEPENDENT NOMINEES
Hon. Tina Jonas
Joanne Maguire
Aimee Nelson
Mark Tucker
Vice Admiral Mathias Winter
Heidi Wood



Tucker

- No prior experience serving on a public company board
- No prior CEO experience and since 2020 has been a paid consultant for Steel Partners



Nelson

- Lacks any relevant A&D sector experience or public company executive experience
- No prior experience serving on a public company board
- Personal friend of Mr. Lichtenstein[1]



Maguire

- While on CommScope board, TSR underperformed the S&P 500 by 196%[2]
- Personal friend of Mr. Lichtenstein[1]



Wood

- No prior experience serving on a public company board
- Personal friend of Mr. Lichtenstein[1]



Winter

- No prior experience serving on a public company board
- Consultant to affiliates of Steel Partners



Jonas

- While on Virgin Galactic board, TSR underperformed the S&P 500 by 79%[2]



Turchin

- Grandfather of Mr. Lichtenstein's Chief of Staff at Steel Partners
- Sons are longtime friends of Mr. Lichtenstein[1]

Mr. Henderson and Ms. McNiff (two friends of Lichtenstein on the Board) continue to be named in proxy materials when they are no longer part of Mr. Lichtenstein's slate—***do they expect to be re-named to the Board following the Special Meeting?***

Source: WSJ, SEC filings, BoardEx, FactSet, Steel Partners' investor presentation titled *The Path to Improved Value Creation at Aerojet Rocketdyne* (page 7)

1. Per Mr. Lichtenstein's testimony in Delaware Court
2. Reflects performance from when nominee first joined the company board to 6/3/22

6

Mr. Lichtenstein Attempts to Criticize Ms. Drake’s Leadership, But Credible Third Parties Take the Opposite View • “Eileen Drake and the AJRD management team have delivered an incredible corporate turnaround since they were installed by the Chairman who is currently saying they did a terrible job. The company’s financials are a thing of beauty if you know what beauty looks like in leveraged finance. So if Drake and co emerge from the pad fire badly burned but still alive? We’re in. No Drake and co? We’re not in.” (emphasis added) – Cestrian Capital Research, 2/16/22 • Named 2022 Woman of the Year by THE MUSES of the California Science Center Foundation, which recognizes women who have made outstanding contributions in the fields of science, technology, engineering, mathematics (STEM) and business • In 2021 Gabelli Funds named Eileen Drake to their Management Hall of Fame for creating shareholder wealth, earning a superior rate of return over the long term, practicing the virtues of capital accumulation and enhancing Gabelli’s clients’ investment success • Recipient of the 2020 John W. Dixon Award by the Association of the United States Army (AUSA), its highest award for a leader in industry, recognizing distinguished service resulting in outstanding contributions to national defense by a member of the industrial community • Appointed in 2020 to the National Space Council Users’ Advisory Group (UAG), a federal advisory committee that advises the National Space Council • Recognized as one of 2019’s Most Influential Corporate Directors by WomenInc. Magazine • Appointed to the 2019 Executive Committee of the Aerospace Industries Association (AIA), the leading U.S. aerospace and defense trade association • Presented with the 2017 CEO of the Year Award by the Federal Law Enforcement Foundation (FLEF) in honor of her service to the nation as a U.S. Army aviator and as a leader in the aerospace and defense sectors Source: Wall Street research, Reuters, Financial Times, PR Newswire, Business Wire, GlobeNewswire, Aerospace Industries Association 5 7

Important Information

This filing is being made in the participants’ individual capacity, and not by or on behalf of Aerojet Rocketdyne Holdings, Inc. (the “Company”). No Company resources were used in connection with these materials. On June 1, 2022, Eileen P. Drake, General Kevin Chilton, USAF (Ret.), General Lance Lord, USAF (Ret.) and Thomas Corcoran (the “Incumbent Directors”) filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for a special meeting of stockholders of the Company to be held on June 30, 2022.

STOCKHOLDERS ARE STRONGLY ADVISED TO READ THE DEFINITIVE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION. Stockholders may obtain a free copy of the definitive proxy statement, any amendments or supplements thereto and other documents that the Incumbent Directors file with the SEC from the SEC’s website at www.sec.gov. The Incumbent Directors, together with Gail Baker, Marion Blakey, Charles Bolden and Deborah Lee James, may be deemed participants in the solicitation of proxies from stockholders. Information about the participants is set forth in the definitive proxy statement.

Contact:

D.F. King & Co., Inc.

Edward T. McCarthy / Tom Germinario

AJRD@dfking.com

Committee’s Website:

https://maximizeajrdvalue.com/